AMERICAN FINANCIAL GROUP, INC.



                       AUXILIARY RASP PLAN

                      AS OF JANUARY 1, 1997








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                 AMERICAN FINANCIAL GROUP, INC.
                       AUXILIARY RASP PLAN
                      As of January 1, 1997


                                                             Page

 ARTICLE 1.   ESTABLISHMENT AND PURPOSE                       1
 ARTICLE 2.   DEFINITIONS                                     1
     2.1      "Account"                                       1
     2.2      "Administrator"                                 1
     2.3      "AFG"                                           1
     2.4      "AFG RASP"                                      1
     2.5      "Agreement"                                     1
     2.6      "American Financial Group"                      1
     2.7      "Code"                                          1
     2.8      "Employee"                                      2
     2.9      "Employer"                                      2
     2.10     "ERISA"                                         2
     2.11     "Expiration Date"                               2
     2.12     "Hour of Service"                               2
     2.13     "One Year Period of Severance"                  2
     2.14     "Participant"                                   2
     2.15     "Plan Year"                                     2
     2.16     "RASP"                                          2
     2.17     "Retirement Contribution"                       2
     2.18     "Year of Service"                               2
 ARTICLE 3.     PARTICIPATION                                 2
     3.1      Eligibility                                     2
     3.2      Participation in the Plan                       2
     3.3      Vesting                                         3
 ARTICLE 4.     COMPENSATION ALLOCATED                        4
     4.1      AFG Auxiliary RASP Account                      4
     4.2      Amount of Allocation                            4
     4.3      Term of Deferral                                5
     4.4      Investment Performance                          5
     4.5      Statement of Account                            5
 ARTICLE 5.   PAYMENT OF ACCOUNT                              5
     5.1      Payment After the Expiration Date, Death,
               Retirement or Disability.                      5
     5.2      Hardship Distribution                           6
     5.3      Beneficiary Designation and Payment             7
 ARTICLE 6.   GENERAL PROVISIONS                              7
     6.1      Employee's Rights Unsecured                     7
     6.2      Non-Assignability                               7
     6.3      Administration                                  7
     6.4      Amendment and Termination                       8
     6.5      Construction                                    8
     6.6      Limitations                                     8
     6.7      Subsidiaries.                                   8

APPENDIX I

APPENDIX II

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                 AMERICAN FINANCIAL GROUP, INC.

                       AUXILIARY RASP PLAN
                      As of January 1, 1997

ARTICLE 1.     ESTABLISHMENT AND PURPOSE

               The American Financial Group, Inc. Auxiliary RASP
               Plan ("Plan") is established as of January 1, 1997. The purpose of the Plan is to enable eligible Employees of American Financial Group,
               Inc. ("AFG"), and certain of its subsidiaries and affiliates (collectively "Employers" and singularly "Employer"), who are eligible to participate in the Retirement Contribution portion of the American Financial Group Retirement and
               Savings Plan (the "RASP") or any other defined contribution plan sponsored by an AFG subsidiary to have an alternative to the RASP or such other plan.

               The Plan is being established by AFG and the other Employers for the benefit of their respective eligible Employees who are not eligible for another nonqualified Plan of AFG or any other Employer. With respect to Employees not directly employed by AFG, such Employers shall annually forward the amount necessary to fund the contributions for the Account of each eligible Employee as determined pursuant to Section 4.2 and thereafter the Account (the investment performance as determined pursuant to Section 4.4) of each Employee is the obligation of AFG.


ARTICLE 2.     DEFINITIONS

     2.1 "Account" means the account established by the Administrator pursuant to Section 3.1.

     2.2 "Administrator" means the person or committee appointed by the President of AFG responsible for the administration of the Plan.

     2.3      "AFG" means American Financial Group.

     2.4      "AFG RASP" means the American Financial Group
               Retirement and Savings Plan.

     2.5 "Agreement" means the written election of a Participant to participate in the Plan in the form attached hereto as Appendix I.

     2.6           "American Financial Group" means American
               Financial Group, Inc., its successors and assigns.

     2.7 "Code"means the Internal Revenue Code of 1986, as amended.

     2.8 "Employee" means all common law employees of an Employer as further described in the AFG RASP.

     2.9      "Employer" means AFG and certain of its
               subsidiaries and affiliates who have adopted the Plan.

     2.10     "ERISA" means the Employee Retirement Income
               Security Act of 1974, as amended.

     2.11 "Expiration Date" means the date in which a Participant incurs five consecutive One Year
               Periods of Severance.

     2.12 "Hour of Service" means each hour an Employee is entitled to payment by an Employer as further described in the AFG RASP.

     2.13 "One Year Period of Severance" means any 12-month period during which a Participant does not complete a month of service pursuant to the terms of the RASP.

     2.14 "Participant" means an Employee who becomes eligible pursuant to Article 3.

     2.15 "Plan Year" means the twelve month period beginning each January 1 and ending December 31 on which the records of the Plan are kept.

     2.16     "RASP"  means the AFG RASP.

     2.17 "Retirement Contribution" means the employer retirement contribution made by an Employer pursuant to the terms of the AFG RASP.

     2.18 "Year of Service" means each 12-month period beginning on the Employee's employment commencement date during which a Participant completes at least one Hour of Service, as determined pursuant to the RASP.

ARTICLE 3.     PARTICIPATION

     3.1 Eligibility. The Employees who are eligible to become a Participant in the Plan are those officers and other key employees of an Employer who are authorized by the Board of Directors of AFG to participate in the Plan or have been specifically authorized to participate in the Plan by an employment agreement between an Employer and a person employed by an Employer.

     3.2 Participation in the Plan. A Participant elects, subject to the provisions of the Plan, to participate in the Plan by delivering before March
               15, or such earlier time as may be directed by the Plan Administrator, of the first Plan Year the Participant is eligible to participate, a properly executed Agreement to the Administrator. The
               Agreement shall conform to the terms and conditions of the Plan and shall include an election not to participate in the Retirement Contribution of the AFG RASP or any other defined contribution plan sponsored by an AFG subsidiary.
               An Employee's election to participate in the Plan may not be revoked during the Plan Year. An employee may only revoke this election by notifying the Plan Administrator in writing by December 1 of the Plan Year for the termination to be effective in the next following Plan Year. All Employees who were participants of the AFC
               Auxiliary ESORP shall automatically be
               participants in this Plan subject to the elections made under such plan without executing a new Agreement.

     3.3      Vesting.

               (a) A Participant's interest in his Account shall become vested and nonforfeitable to the extent of the following percentages based upon full Years of Service with an Employer:

                                           Percentage   Percentage
                    Year of Service          Vested      Forfeited

                    Fewer than five years       0%        100%

                    At least five years       100%          0%

                    An Employee forfeits all non-vested rights to an Account after the Plan Year after five consecutive One Year Periods of Severance have occurred.

                    (b) For purposes of vesting, a Year of Service shall be credited for each 12-month period beginning on the Employee's employment commencement date during which an Employee completes a month of service. In addition, each Employee participating in the Plan shall be credited, for Service purposes, for his employment with any subsidiary or affiliate of AFG.

                    (c) In computing full Years of Service hereunder, any Employee who has a One Year Period of Severance shall not receive credit for Years of Service prior to such break until one full Year of Service has been completed after return to service. In addition, Years of Service by any Employee after any five consecutive One Year Periods of Severance shall not be taken into account for purposes of determining the nonforfeitable percentage of an Employee's interest derived from compensation deferred by the Employee which accrued before such five consecutive One Year Periods of Severance.

                    Further, when computing full Years of Service hereunder, the Employer shall establish and maintain a separate Account for each Employee who has incurred a One Year Period of Severance and has subsequently returned to the employment of an Employer. The purpose of maintaining such separate Accounts will be to insure that allocations to any Employee are properly made to determine the nonforfeitable percentage of accrued interest in accordance with the above.

               (d) Participation in the Plan will continue until an Employee terminates his employment as provided for in Section or for as long as he has an interest in the Plan that has not been distributed to him or for his benefit.

ARTICLE 4.     COMPENSATION ALLOCATED

     4.1 AFG Auxiliary RASP Account. An Account will be established for each Employee who elects to participate in the Plan. The Account will be maintained by the Administrator. All allocations on behalf of an Employee shall be deferred and all increases or decreases in the Account due to investment performance of the Retirement Contributions in the AFG RASP (see Section ), all distributions to the Employee or beneficiary or estate, and any other interest earned on the balance thereof, shall be reflected in the Account.

     4.2      Amount of Allocation.

               (a) The amount allocated to an Employee's Account shall be deferred and shall be the same percentage of an Employee's gross income (as defined in Section 61(a) of the Code) paid by any Employer as would have been allocated to an Employee's Retirement Contributions account in the AFG RASP (or any other defined contribution plan sponsored by an AFG subsidiary) up to a maximum of $30,000, which amount shall be increased (but not decreased) with respect to adjustments allowed by
                    Section 415 of the Code.

                    Provided, however, that the initial amount of compensation allocated and deferred shall include an amount equivalent to the amount that would have been allocated in an Employee's Retirement Contributions account or predecessor defined contribution plan account for the Plan Year prior to participation in this Plan but for limitations and rules existing in the Code as of the date hereof.

               (b) Allocations under this Plan for any Plan Year shall be credited to an Employee's Account as of December 31 of such Plan Year.

               (c) A Participant's Accounts shall also include amounts previously credited under the AFC
                    Auxiliary ESORP, if any.

     4.3 Term of Deferral. The Agreement shall provide that all amounts posted to the Account shall be paid upon the earlier of (1) retirement or termination of employment at age 60 or over, (2) death, (3) Total Disability or (4) the Expiration Date. Commencing in the first quarter of the year following an Expiration Date, payments from the Account shall be made in accordance with the provisions specified in Section hereof.

     4.4 Investment Performance. The Participant's Account shall be credited (or charged) with interest at a rate determined by the Treasurer of AFG to be the same rate as earned on the Retirement Contributions accounts under the RASP (investment income plus or minus "investment performance" under the Retirement Contributions account of the
               RASP) as of each December 31 prior to the Expiration Date. Such determination shall be final, binding and conclusive on all parties.

     4.5 Statement of Account. A statement of Account for the preceding calendar year will be sent to each Participant annually no later than February 28 until the complete distribution of the Participant's Account.

ARTICLE 5.     PAYMENT OF ACCOUNT

     5.1       Payment After the Expiration Date, Death,
               Retirement or Disability.

               (a) Within 90 days following the end of the year in which Expiration Date occurs, termination of employment after age 60, death or disability, the Participant, or in the event of death, the Beneficiary, shall choose payment or distribution of the Account under one of the following payment options:

                    (1)  The Account may be applied to the
                         purchase of an immediate or deferred
                         life annuity contract, on the sole life
                         of the Participant, or jointly on the
                         lives of the Participant and a
                         beneficiary named by the Participant.
                         The annuity contract shall be purchased
                         from an insurance company to be
                         determined at the sole discretion of AFG provided that such insurance company shall have a current rating of A (Excellent) or better from Bests' Insurance Reports.

                    (2)  The Account may be paid out as if the
                         Participant purchased an immediate or
                         deferred life annuity contract, on the
                         sole life of the Participant, or jointly on the lives of the Participant and the beneficiary named by the Participant. Such payment of the Account shall be as if AFG purchased an annuity contract from an insurance company to be determined at the sole discretion of AFG provided that such insurance company shall have a rating of A (Excellent) or better from Bests' Insurance Reports and using as the interest rate assumption, the same interest rate as such insurance company would provide.

                    (3) The Account may be paid in a lump sum in cash.

                    The Employer may take into consideration, but is not bound by, the Employee's preference as to the payment options.

                    The annuity contract provided for in
                    paragraph 5.l(a)(l) shall provide for, and payments provided for in paragraph 5.l(a)(2) shall be made, in equal installments over the expected life span of Participant which shall be determined by standard actuarial tables then in existence.

               (b) Within 30 days of AFG's choice of payment option, AFG will purchase such annuity, begin to make payments or make the lump sum payment.

               (c) Notwithstanding the payment option chosen by AFG, after the commencement of payments from the Account, the Administrator, at his sole discretion, may accelerate payment of any amount remaining in the Account to the extent that the amounts being paid are not sufficiently large to warrant the administrative expense then being incurred to administer such payments.

               (d) Any applicable federal, state and local taxes will be withheld from the gross amounts paid. Neither the Participant nor any designated beneficiary shall have any right, directly or indirectly, to alienate, assign, pledge or in any way encumber any amount that is payable from the Account.

          5.2 Hardship Distribution. Distribution of payments from a Participant's Account prior to the Expiration Date shall be made only if the Administrator, after consideration of an application by the Participant, determines that the Participant has sustained financial hardship caused by events beyond the Participant's control.
               In such event, the Administrator may, at his sole discretion, direct that all or a portion of the Account be paid to the Participant in such manner, and at such times as determined by the Administrator.

          5.3  Beneficiary Designation and Payment.

               (a)  The Participant shall have the right to
                    designate a beneficiary hereunder and to change any beneficiary previously designated. Such designation shall be made by the Participant delivering to the Administrator a writing setting forth the name and address of the person or persons so designated with a statement by the Participant of the intention that the person or persons so designated be the beneficiary or beneficiaries hereunder. The last-dated and filed beneficiary designation shall cancel all earlier filed designations. (Appendix II provides the acceptable form of beneficiary designation.)

               (b)  In the event of the Participant's death
                    before or after the commencement of payments from the Account, then the amount otherwise payable to the Participant shall be paid to the designated beneficiary or, if none, to the estate, which beneficiary or estate shall have all the rights conferred by Section above.

ARTICLE 6.     GENERAL PROVISIONS

     6.1 Employee's Rights Unsecured. The right of any Employee to receive payments under the provisions of the Plan shall be an unsecured claim against the general assets of the Employers. It is not required or intended that the amounts credited to the Employee's Account be segregated on the books of AFG or be held by the Employers in trust for the Employee. All credits to the Account are for bookkeeping purposes only.

     6.2 Non-Assignability. The right to receive payments hereunder shall not be transferable or assignable by an Employee, except by will or by the laws of descent and distribution. Any other attempted assignment or alienation of payments hereunder shall be void and of no force or effect.

     6.3 Administration. The Administrator shall have the authority to adopt rules, regulations and interpret, construe and implement the provisions of the Plan according to the laws of the State of Ohio, to the extent not preempted by ERISA.

     6.4 Amendment and Termination. The Plan may at any time or from time to time be amended or terminated by AFG. No amendment, modification or termination shall adversely affect the Employee's accrued rights under the Plan. Any such amendment, modification or termination shall be in a writing signed by an officer of AFG and approved by the Board of Directors of AFG.

     6.5 Construction. The masculine gender, where appearing in this Plan, shall be deemed to also include the feminine and neuter genders. The singular shall also include the plural, and the plural, the singular, where appropriate.

     6.6 Limitations. The Plan does not constitute a contract of employment, and participation in the Plan will not give any Employee the right to be retained in the employ of an Employer or any right or claim to any benefit under the terms of the Plan, unless such right or claim has specifically accrued pursuant to the provisions of his Agreement with the Employer. This Plan does not confer the right for an Employee to receive a bonus.

     6.7 Subsidiaries. Each subsidiary of AFG who employs an Employee shall be obligated to make payments to AFG to fund each eligible Employee's Account. The amount paid to AFG shall be in the proportion that such subsidiary's compensation paid to an Employee bears to an Employee's gross income determined under Section .

                              AMERICAN FINANCIAL GROUP, INC.


                              BY:

                             Its:

                           APPENDIX I

                     PARTICIPATION AGREEMENT



American Financial Group, Inc.
One East Fourth Street
Cincinnati, Ohio 45202

Attention:     Secretary

Gentlemen:

     I am in receipt of the American Financial Group, Inc. Auxiliary RASP Plan (the "Plan"), as adopted by the Board of Directors of American Financial Group, Inc.. I have read and reviewed the Plan, and I hereby elect to participate in the Plan and agree to be bound by and fully comply with the terms and conditions of the Plan. I acknowledge that my election to participate in the Plan means that I am not going to participate, beginning _________________ and forward, in the [American Financial Group Retirement and Savings Plan] or [subsidiary defined contribution plan].

     I acknowledge that it is my obligation to notify the Administrator of the Plan in writing by December 1 of any year in the event I wish to terminate participation in the Plan for the following Plan Year and re-activate participation in the American Financial Group Retirement and Savings Plan or [subsidiary defined contribution plan].

     I hereby acknowledge that I am not relying on any tax advice given to me by American Financial Group, Inc. or by any affiliate, employee, contractee, agent, director or officer thereof regarding federal or state income or estate tax consequences arising to me or my estate, heirs or devisees as a result of my participation in the Plan. I further hereby acknowledge that I have been advised to consult with my own tax advisors regarding any such tax consequences to me.

Very truly yours, Employee

_______________________________
Signature

_______________________________
Name typed or printed

S.S. No.________________________

Date:__________________________

                           APPENDIX II
                 AMERICAN FINANCIAL GROUP, INC.
                         AUXILIARY RASP

                   DESIGNATION OF BENEFICIARY
                   ___________________________

TO:  The Board of Directors
     American Financial Group, Inc.

     I hereby direct that upon my death all or any payments to be made or remaining to be paid in accordance with rights granted to me under the Auxiliary RASP Plan shall be paid as follows:

     (A)  Primary Beneficiary
     Name or Names of Persons or
          Trust:
     Address:

                              Date of Birth or of Trust:
                              Name of Trustee if applicable:
     Telephone Number:
     Social Security Number or
               T.I.N.:

     (B) Alternative Beneficiary (in the event of the death or non-existence of the Primary Beneficiary listed above):
     Name:
     Address:

     Date of Birth or of Trust:
     Name of Trustee if applicable:
     Telephone Number:
     Social Security Number or
               T.I.N.:

      The undersigned hereby reserves the right to change the beneficiary or beneficiaries designated herein at any time by filing in writing a new Designation of Beneficiary form with the Plan Administrator.

WITNESS:


                              EMPLOYEE:
                              Date:

                         ACKNOWLEDGMENT

                              AMERICAN FINANCIAL GROUP, INC.


Date:                              By:
S1-8